SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 1999

                           DCC Acquisition Corporation
             (Exact name of registrant as specified in its charter)

     Nevada                             0-1426                 59-2262718
(State or other jurisdiction    (Commission File Number)      (IRS Employer
  of incorporation)                                          Identification No.)



                      211 West Wall, Midland, Texas              79701
              (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (915) 682-1761 not applicable
         (Former name or former address, if changed since last report.)

Item 5. Other Events.

         In a Form 8-K Current Report filed by DCC Acquisition Corp. (the "Company") as of June 8, 1999 the Company announced its acquisition of all of the issued and outstanding common shares of New Cinema Partners Inc. ("NCP") in consideration of and in exchange for common stock of the Company issued from treasury (the "Acquisition Transaction"), which transaction constituted a change in control of the Company.

         The Company's announcement of the Acquisition Transaction and the filing of the Form 8-K Current Report in respect thereof were premature. The Acquisition Transaction has not been, and will not be, consummated. The board of directors of the Company did not approve, authorize or ratify the Acquisition Transaction. Due to mis-communication between representatives of NCP and its shareholders and the agent for the Company, NCP and its shareholders were of the view that all requisite approvals and authorizations in respect of the Acquisition Transaction had been obtained and all other conditions precedent to the completion of the Acquisition Transaction satisfied and, accordingly, the Form 8-K Current Report was filed in accordance with applicable law.

         The Company will continue its efforts to locate and combine with an existing, privately-held company that is profitable or, in management's view, has growth potential, irrespective of the industry in which it is engaged. There has been no change in the executive officers and directors of the Company from that reported in the Company's Form 10-KSB Annual Report filed as of March 19, 1999.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  July 12, 1999                    DCC Acquisition Corp.
                                                     (Registrant)


                                                 By:  /s/ Glenn A. Little
                                                      --------------------
                                                 Name:   Glenn A. Little
                                                 Title:  President